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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


    Date of Report (date of earliest event reported):        August 25, 1999
                                                             ---------------


                          ONLINE SYSTEM SERVICES, INC.
                          ----------------------------
             (Exact name of registrant as specified in its charter)


                                       Colorado
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)



       0-28462                                         84-1293864
       -------                                         ----------
(Commission File Number)                    (IRS Employer Identification No.)



1800 Glenarm Place, Suite 800, Denver, CO                 80202
-----------------------------------------                 -----
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:    (303) 296-9200
                                                       --------------



                                      N/A
              ---------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  OTHER EVENTS.

     On August 26, 1999, Online System Services, Inc. (d/b/a Webb Interactive Services, Inc.) ("OSS") completed a bridge financing in the amount of $5 million provided by Castle Creek Technology Partners LLC, a technology focused investment firm. Paine Webber Incorporated served as placement agent and advisor on the transaction. The securities were issued without registration pursuant to the Securities Act of 1933 in reliance upon the exemption therefrom provided in Regulation D of such Act.

     The financing was in the form of a redeemable Promissory Note which becomes convertible into shares of OSS' common stock if not previously redeemed, 120 days after issuance at a maximum conversion price equal to the lesser of 110% of the Market Price for OSS common stock on August 25, 1999, or the average of the five lowest closing bid prices during the 15 trading days prior to conversion. In addition to the Note, the investor was issued a five-year Warrant representing the right to acquire 136,519 shares of OSS' common stock at $11.44 per share. OSS is in the process of determining a fair market value of the Warrant and the Promissory Note. Once the fair value of the Warrant and the Promissory Note have been determined, OSS will discount the Promissory Note appropriately and will record additional non-cash charges for interest expense over the life of the Promissory Note for the amortization of the discount. The discount is expected to be from approximately $500,000 to $1.1 million. In addition, during the 120-day period following the issuance of the Note, OSS will record a non-cash charge for accretion relating to the so-called beneficial conversion feature of the Note. A determination of the value of the beneficial conversion feature is dependent upon the value attributed to the Warrant discussed above. The beneficial conversion feature is expected to be from approximately $1.3 million to $1.9 million. The shares subject to the Warrant and to the Note, should the Note become convertible, are subject to registration rights. For additional information regarding the transaction, reference is made to Exhibits 10.1 and 10.2 filed herewith.



Item 7.    FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements.

          None

     (c)  Exhibits:

          10.1 Securities Purchase Agreement dated August 25, 1999 between OSS and Castle Creek Technology Partners LLC ("Castle Creek Partners LLC"), including the Form of Warrant and Registration Rights Agreement*

          10.2 Promissory Note dated August 25, 1999 issued by OSS to Castle Creek Partners LLC*

          99.1  Press Release Issued by OSS on August 26, 1999*

-----------------
          * filed herewith

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: September 2, 1999             ONLINE SYSTEM SERVICES, INC.



                                     By    /s/ Lindley S. Branson
                                         --------------------------
                                         Lindley S. Branson

                                      Its:   Executive Vice-President/
                                                              General Counsel